SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Information Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ProGaming Platforms Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)         Amount Previously Paid:

(2)         Form, Schedule or Registration Statement No.:

(3)         Filing Party:

(4)         Date Filed:

ProGaming Platforms Corp.
60 Mazeh Street, Apartment 12,
Tel Aviv, Israel

ProGaming Platforms Corp.
113 Barksdale Professional Center
Newark, DE 19711
Tel. 302-266-9367

SCHEDULE 14C INFORMATION STATEMENT

NOTICE OF STOCKHOLDER ACTION TO BE TAKEN
PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of ProGaming Platforms Corp., a Delaware corporation (“we”, “us”, “our” or the "Company"), has approved, and the holders of  a majority of the outstanding shares of our common stock, par value $.0001 per share (the “Common Stock”), have executed a written consent in lieu of a special meeting approving an amendment to our Certificate of Incorporation to effect a ten-for-one forward split of our outstanding shares of Common Stock, without change to the par value per share or the number of authorized shares of Common Stock (the “Forward Split”).

The stockholder action by written consent was taken pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”), which permits any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting.  This Information Statement is being furnished to all stockholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect.

Please be advised that Tamir Levinas, Boaz Lowenstein, Doron Uziel, Sagi Levinas, Yoav Lowenstein, Sivan Binman, and Erez Zino, holding approximately 59.52% of our issued and outstanding shares of stock (the “Majority Stockholders”),   have executed a written consent approving the amendment to our Certificate of Incorporation.  No other votes are required or necessary to amend our Certificate of Incorporation, and none is being solicited hereunder.  Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effected until twenty (20) calendar days after the filing and mailing of the Information Statement to our stockholders or as soon as practicable thereafter.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is the notice required by Section 228(e) of the Delaware General Corporation Law.  We will first mail the Information Statement on or about February 7, 2012 to stockholders of record as of February 3, 2012.

This Information Statement will be sent to you for information purposes only and you are not required to take any action.
The entire cost of furnishing this Information Statement will be borne by us.

By Order of the Board of Directors

/s/ Tamir Levinas Tamir Levinas President and Chief Executive Officer

GENERAL

This Information Statement has been filed with the Commission and is being furnished to the holders of the outstanding and voting shares of stock of ProGaming Platform Corp., a Delaware corporation. The purpose of this Information Statement is to provide notice that a majority of the Company’s stockholders, have, by written consent, approved of the Corporate Actions.

This Information Statement will be mailed on or about February 7, 2012 to those persons who were stockholders of the Company as of the close of business on February 3, 2012.  The Forward Split is expected to become effective upon the filing of the amendment to our Certificate of Incorporation with the Office of the Secretary of State of Delaware. The filing will be made at least 20 days after the date this Information Statement is first mailed to the Company’s stockholders. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

As the Majority Stockholders holding an aggregate of 59.52% of the Company’s outstanding shares of Common Stock have already approved the Forward Split by written consent, the Company is not seeking approval for the Corporate Actions from any of the Company’s remaining stockholders, and the Company’s remaining stockholders will not be given an opportunity to vote on the Forward Split. All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company’s stockholders of the Forward Split as required by the Exchange Act.

The Company’s Board approved the Forward Split on January 15, 2012. The Majority Stockholders consented to the Forward Split, in an action by written consent, on January 15, 2012.

As of February 3, 2012, there were 5,040,000 shares of Common Stock issued and outstanding.

INFORMATION ON MAJORITY STOCKHOLDERS

Pursuant to our Bylaws and the DGCL, a vote by the holders of at least a majority of the voting power of our outstanding capital stock is required to effect the actions described in this Information Statement.  As of February 3, 2012, we had 5,040,000 shares of our Common Stock issued and outstanding.  Each share of Common Stock is entitled to one vote.  Of the total potential 5,040,000 Common Stock votes, more than 50%, or 2,520,001, is required to pass any stockholder resolution. The Majority Stockholders are the owners of an aggregate of 3,000,000 shares of our Common Stock, representing a total of 59.52% of the total voting power of our Common Stock, as of February 3, 2012.  Pursuant to Section 228(a) of the DGCL, the Majority Stockholders voted in favor of the actions described in this Information Statement by written consent.  The Majority Stockholders’ names and number of shares voted are as follows:

Name of Stockholder	Shares of Common Stock held by Stockholder	Number of Votes that Voted in favor of the Forward Split	Percentage of the Voting Power that Voted in favor of the Forward Split
Tamir Levinas	375,000	375,000	7.44%
Boaz Lowenstein	400,000	400,000	7.94%
Doron Uziel	750,000	750,000	14.88%
Sagi Levinas	375,000	375,000	7.44%
Yoav Lowenstein	350,000	350,000	6.94%
Sivan Binman	187,500	187,500	3.72%
Erez Zino	562,500	562,500	11.16%
Total:	3,000,000	3,000,000	59.52%

No Dissenters' Rights

Under the DGCL, our shareholders are not entitled to dissenter’s rights in connection with any action proposed in this Information Statement.

Effective Date of Stockholder Actions

The Forward Split will become effective immediately upon the filing of the amendment to our Certificate of Incorporation with the Office of the Secretary of State of Delaware.  A copy of the amendment is attached hereto as Appendix A.  The filing with the Secretary of State of Delaware will be made at least 20 days after the date this Information Statement is first mailed to the Company’s stockholders.

Stockholders Sharing an Address

We will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at the telephone number or address set forth above.

- PROPOSAL #1 -

TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECTUATE A TEN-FOR-ONE FORWARD SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

Purpose of the Forward Stock Split

The Board of Directors believes that a larger number of shares of Common Stock in the public float may encourage investor interest and improve the marketability and liquidity of our Common Stock.

In deciding to implement the Forward Split, our Board of Directors considered among other things: (a) the market price of our Common Stock, (b) the number of shares of our Common Stock that will be outstanding after the Forward Split, (c) stockholders’ equity, (d) the number of shares of Common Stock available for issuance in the future, and (e) the nature of our operations.  Upon implementation of the Forward Split, each share of our issued and outstanding Common Stock will be converted into ten shares of our Common Stock.

Potential Risks of the Forward Split

When the Forward Split becomes effective, there can be no assurance that any future bid price of the Common Stock will continue at a level in proportion to the increased number of outstanding shares of Common Stock resulting from the Forward Split.

Additionally, the liquidity of our Common Stock could be affected adversely by the increased number of shares of Common Stock outstanding after the Forward Split. Although the Board of Directors believes that an increase in our public float and lower stock price may help generate investor interest and increased volume in trading of our Common Stock, there can be no assurance that the Forward Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the increased liquidity that may result from having greater shares issued and outstanding may not be offset by increased investor interest in our Common Stock.

The reduction of the number of shares remaining available for issuance as a result of the Forward Split could potentially affect our ability to raise additional capital, acquire assets or other companies, or issue securities convertible into or exercisable for our Common Stock. The reduction in the number of shares remaining available for issuance may also limit our flexibility to meet business needs as they arise and could hamper our ability to take advantage of favorable opportunities. Further, such a reduction could create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. For example, with a limited number of shares available for issuance, the remaining authorized shares could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid.

Principal Effects of the Forward Split

Common Stock

Pursuant to the Forward Split, each one (1) share of the Company's Common Stock issued and outstanding immediately prior to the effectiveness of the Forward Split, will become ten (10) shares of the the Company's Common Stock after consummation of the Forward Split.

After the effective date of the Forward Split, each stockholder will own a greater number of shares of our Common Stock. The Forward Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us. Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the Forward Split. Further, the number of stockholders of record will not be affected by the Forward Split.

The Forward Split will not change the number of authorized shares of the Common Stock as designated by our Certificate of Incorporation.  Therefore, because the number of issued and outstanding shares of Common Stock will increase, the number of shares remaining available for issuance under our authorized pool of Common Stock will decrease.

Effect on Authorized and Outstanding Shares

As of February 3, 2012, the Company had 500,000,000 authorized shares of common stock, of which 5,040,000 were issued and outstanding.  The number of issued and outstanding shares of capital stock, (as well as the number of shares of Common Stock underlying any options, warrants, convertible debt or other derivative securities), will be increased to a number that will be equal to the number of shares of capital stock issued and outstanding, immediately prior to the effectiveness of the Forward Split, multiplied by ten (10).

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of Common Stock prior and subsequent to the Forward Split will remain the same.  It is not anticipated that the Company's financial condition, the percentage ownership of management, the number of stockholders, or any aspect of the Company's business will materially change as a result of the Forward Split.

The Forward Split will be effected simultaneously for all of the Company's Common Stock and the exchange ratio will be the same for all of the Company's issued and outstanding Common Stock.  The Forward Split will affect all of our holders of Common Stock uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power.  Since there are currently no fractional shares, the Forward Split will not result in any fractional shares.  The effect of the Forward Split on our authorized and outstanding common shares is as follows:

	Authorized Shares	Issued and Outstanding Shares	Shares Reserved For Issuance	Authorized but Unissued Shares

Pre-Forward Split	500,000,000	5,040,000	0	494,960,000

Post-Forward Split	500,000,000	50,400,000	0	449,600,000

Fractional Shares

Since there are currently no fractional shares of Common Stock issued and outstanding, the Forward Split will not result in the issuance of any fractional shares to any stockholder.

Effectiveness of the Forward Split

The Forward Split will be effective at the close of business on the date of the filing of the amendment to our Certificate of Incorporation with the Office of the Secretary of State of Delaware.  Commencing on the effective date, each certificate of the Company's Common Stock will be deemed for all corporate purposes to evidence ownership of the increased number of shares of Common Stock resulting from the Forward Split.  As soon as practicable after the effective date, stockholders have the option, but not the requirement, to contact our Transfer Agent, VStock Transfer LLC, 77 Spruce Street, Suite 201, Cedarhurst, NY  11516, to arrange to surrender their certificates representing shares of pre-split Common Stock in exchange for certificates representing shares of post-split Common Stock.  STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE.

Fairness of the Process

The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Forward Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board of Directors concluded that the additional expense of these independent appraisal procedures was unreasonable in relation to the Company’s available cash resources and concluded that the Board of Directors could adequately establish the fairness of the Forward Split without the engagement of third parties.

Material U.S. Federal Income Tax Considerations

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE U.S. INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY FEDERAL TAX ADVICE CONTAINED IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR PURPOSES OF (I) AVOIDING PENALTIES UNDER THE CODE, OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TRANSACTION OR TAX-RELATED MATTER ADDRESSED HEREIN. YOU ARE ENCOURAGED TO CONSULT YOUR TAX ADVISOR TO DETERMINE FOR YOURSELF THE TAX EFFECTS OF THE STOCK SPLIT, IF ANY, INCLUDING SUCH TAX EFFECTS UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

THE FOLLOWING DISCUSSION SETS FORTH THE ANTICIPATED MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES THAT MANAGEMENT BELIEVES WILL APPLY TO US AND OUR STOCKHOLDERS WHO ARE U.S. HOLDERS AT THE EFFECTIVE TIME OF THE STOCK SPLIT, IF ANY. THIS DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES OF TRANSACTIONS EFFECTUATED PRIOR TO OR AFTER THE STOCK SPLIT, INCLUDING, WITHOUT LIMITATION, THE TAX CONSEQUENCES OF THE EXERCISE OF OPTIONS OR SIMILAR RIGHTS TO PURCHASE STOCK. FURTHERMORE, NO FOREIGN, STATE OR LOCAL TAX CONSIDERATIONS ARE ADDRESSED HEREIN. FOR THIS PURPOSE, A U.S. HOLDER IS A STOCKHOLDER THAT IS: (A) A CITIZEN OR RESIDENT OF THE UNITED STATES, (B) A DOMESTIC CORPORATION, (C) AN ESTATE WHOSE INCOME IS SUBJECT TO U.S. FEDERAL INCOME TAX REGARDLESS OF ITS SOURCE, OR (IV) A TRUST IF A U.S. COURT CAN EXERCISE PRIMARY SUPERVISION OVER THE TRUST’S ADMINISTRATION AND ONE OR MORE U.S. PERSONS ARE AUTHORIZED TO CONTROL ALL SUBSTANTIAL DECISIONS OF THE TRUST.

THE FOLLOWING DISCUSSION IS NOT BINDING ON THE INTERNAL REVENUE SERVICE. THE FOLLOWING DISCUSSION IS BASED UPON THE INTERNAL REVENUE CODE, LAWS, REGULATIONS, RULINGS AND DECISIONS IN EFFECT AS OF THE DATE OF THIS INFORMATION STATEMENT, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. HOLDERS OF SHARES OF THE COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE Forward Split, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

THIS SUMMARY IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE FORWARD SPLIT AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS "CAPITAL ASSETS" AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY'S STOCKHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE FORWARD SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF THE FORWARD SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH STOCKHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE FORWARD SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE FORWARD SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH STOCKHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

No gain or loss should be recognized by a stockholder upon his or her exchange of pre-forward stock split shares for post-forward stock split shares.  The aggregate tax basis of the post-forward stock split shares received in the forward stock split will be the same as the stockholder’s aggregate tax basis in the pre-forward stock split shares exchanged therefore. The stockholder’s holding period for the post-forward stock split shares will include the period during which the stockholder held the pre-forward stock split shares surrendered in the forward stock split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership of Holdings

The following table sets forth, as of February 3, 2012 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5 percent of our common stock, as well as by each of our current Directors and executive officers as a group.  Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

The percentages below are calculated based on 5,040,000 shares of our common stock issued and outstanding as of February 3, 2012. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (²)	Position	Amount of Beneficial Ownership	Percentage of Class(¹)

Common Stock	Tamir Levinas	CEO and Director	375,000	7.44%
Common Stock	Boaz Lowenstein	CTO and Director	400,000	7.94%
Common Stock	Doron Uziel	CFO	750,000	14.88%
Common Stock	Sagi Levinas	Principal Stockholder	375,000	7.44%
Common Stock	Yoav Lowenstein	Principal Stockholder	350,000	6.94%
Common Stock	Erez Zino	Principal Stockholder	562,500	11.16%
All Directors and Officers as a Group (3 people)			1,525,000	30.25%

(¹)	Based on 5,040,000 shares of our common stock outstanding.
(²)
The address for Mr. Uziel is 12 Max Shaine Street, Rehovot, Israel.
The address for Mr. Tamir Levinas is 60 Mazeh Street, Apartment 12, Tel Aviv, Israel.
The address for Mr. Boaz Lowenstein is 1 Hashizaf Street, Kadima, Israel.
The address for Sagi Levinas, Yoav Lowenstein, and Erez Zino is c/o ProGaming Platforms Corp., 60 Mazeh Street, Apartment 12, Tel Aviv, Israel

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this registration statement and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this registration statement.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

WHERE YOU CAN FIND MORE INFORMATION

As required by law, we file annual, quarterly and current reports and other information with the SEC that contain additional information about our company. You can inspect and copy these materials at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549 and on its Internet site at http://www.sec.gov.

INTEREST OF CERTAIN PERSONS IN OR
OPPOSITION TO MATTERS TO BE ACTED UPON

No director, nominee for director, or officer of the Company, or associate of any of the foregoing persons, has any substantial interest, directly or indirectly, in the matter acted upon.  None of our directors have informed us in writing that he intends to oppose any action to be taken by the Company.

CONCLUSION

We are sending you this Information Statement which describes the purpose and effect of the Forward Split.  Your consent to the Forward Split is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

For the Board of Directors of ProGaming Platforms Corp.

/s/ Tamir Levinas
Tamir Levinas
President and Chief Executive Officer

Appendix A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

Progaming Platforms Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify:

FIRST:               The name of the Corporation is ProGaming Platforms Corp.

SECOND:         The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on May 26, 2010.

THIRD:              The Board of Directors of the Corporation by unanimous written consent, in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted and set forth a proposed amendment of the Corporation's Certificate of Incorporation, declaring said amendment to be advisable, and directing that such resolution be submitted for approval by the Corporation’s stockholders.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Corporation's Certificate of Incorporation shall be amended by adding the following new paragraph immediately after the Article numbered "Fourth":

“Effective at the close of business, Eastern Time, on the date this Certificate of Amendment of the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each one (1) outstanding share of the Corporation’s Common Stock, par value $0.0001 per share, will be split and converted, automatically, without further action, into ten (10) shares of Common Stock.  At the effective date, there shall be no change in the number of authorized shares which the Corporation shall have the authority to issue.”

FOURTH:          That thereafter, the stockholders of the Corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware, by written consent of the holders of the number of shares of voting stock required to approve the action at a meeting, approved the amendment.

FIFTH:               That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, ProGaming Platforms Corp. has caused this Certificate of Amendment to be signed this ___ day of _________, 2012.

By:____________________________________
              Authorized   Officer

Name:    ____________________
Title:      ____________________